EXHIBIT 99(b)

LAWRENCE FINANCIAL HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS
__________, 2005
__:00 __.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack L. Blair and RobRoy Walters and each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Lawrence Financial Holdings, Inc. that the undersigned is entitled to vote only at the special meeting of shareholders, to be held on           , 2005 at     :00     .m., local time at Lawrence Financial’s main office, located at 311 South Fifth Street, Ironton, Ohio, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted for the Agreement and Plan of Merger. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

1. To approve and adopt the Agreement and Plan of Merger, dated as of October 12, 2004, by and between Lawrence Financial Holdings, Inc. and Oak Hill Financial, Inc., which provides, among other things, for the merger of Lawrence Financial with and into Oak Hill Financial.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the listed proposal.

Note: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)